EXHIBIT 10(b)*











* Certain information has been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

                                LICENSE AGREEMENT


         THIS AGREEMENT made as of this 10th day of May, 1996, between KMART CORPORATION, a Michigan corporation, located at 3100 West Big Beaver Road, Troy, Michigan 48084 (hereinafter "Kmart"); and PCA INTERNATIONAL, INC., a North Carolina corporation, located at 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105 (hereinafter "PCA").

                                W I T N E S E T H

         WHEREAS, Kmart is the owner and operator of certain retail stores in the United States and certain of its territories; and

         WHEREAS, PCA is in the portrait studio business; and

         WHEREAS, PCA and Kmart have entered into a License Agreement dated as of July 1, 1994 (the "July 1994 Agreement"), pursuant to which Kmart has granted to PCA the exclusive license to operate studios in Kmart stores in the United States and certain of its territories through January 31, 1997; and

         WHEREAS, the parties desire to enter into a new License Agreement, to take effect on the date hereof, pursuant to which PCA or its affiliates will continue to conduct portrait studio business in Kmart stores in the United States and certain of its territories as more particularly described below;

         NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1.       Grant

         Kmart hereby grants to PCA a non-exclusive license to operate permanent portrait studios, including recessed studios and transitional studios ("Studios") under the Kmart trademarks and service marks ("the marks") in each Kmart store in the United States and its territories listed in Appendix A, as amended by the written agreement of the parties from time to time during the Term (as hereinafter defined) of this Agreement, as the Term applies to each Studio. The parties agree to execute amendments to Appendix A from time to time to reflect the termination of this Agreement with respect to any Studio and the addition of any New Studio (as hereinafter defined).

2.       Obligations of PCA

         (a) PCA agrees to provide Kmart with detailed architectural drawings and written construction specifications for all Studios within Kmart stores in which it is mutually agreed that PCA will do business as a Studio. Subject to approval of such specifications by Kmart and the appropriate building and governmental authorities, PCA agrees that Kmart shall construct and install such Studios (the "Construction") within its stores for a predetermined and agreed upon cost. Kmart agrees to consult with PCA regarding the location of such Studios (including both recessed and transitional studios) within Kmart stores. Construction shall include, but is not limited to, sheetrock walls, vinyl floor tile, acoustical ceiling, lighting, mechanical, sprinkler, electrical, painting, telephone, telephone line installation, studio entrance signage and installation of cash register(s). PCA agrees to fully reimburse Kmart for the aforementioned construction costs within thirty (30) days after receipt of invoice from Kmart. Following completion of the construction in each store, PCA agrees, at its sole expense, to provide and install all Studio related furnishings, fixtures and equipment necessary and reasonable to conduct a Studio, said installation to be carefully coordinated with Kmart personnel at each location prior to the store opening or re-opening.

         (b) Commencing with the occupancy by PCA of any Studio, and for the remainder of the Term hereof, as the Term applies to each Studio, PCA shall make all repairs and replacements to each Studio as shall be necessary to keep and maintain same in good, safe and attractive operating condition and appearance; provided, however, for a period of five (5) years from the original installation date of any Studio, Kmart agrees to reimburse PCA for the costs of any replacement or relocation of any Studio to the extent such replacement or relocation is caused by Kmart's replacement, remodeling or relocation of any store in which such Studio is located.

         (c) Except as provided herein and excluding any cash register(s) installed by Kmart, which shall be the property of Kmart, all furniture, fixtures and equipment installed, furnished or utilized by PCA in the Studios shall be the sole and exclusive property of PCA at all times. PCA shall have sole responsibility for insuring such property against damage or loss from any cause, and Kmart shall have no obligations in this regard. Risk of loss of any materials, inventory, furniture, fixtures and equipment or anything not mentioned but provided by PCA shall remain with PCA. PCA, in its discretion, may affix such labels to any such furniture, fixtures and equipment as PCA shall reasonably deem necessary or appropriate to provide notice of its ownership of such furniture, fixtures and equipment. At PCA's request, Kmart will confirm to any third party PCA's ownership of such furniture, fixtures and equipment, and cooperate with PCA in establishing or verifying PCA's ownership thereof.

         (d) PCA shall be responsible for all aspects of employment of personnel for the Studios, including but not limited to, hiring, training, supervision, termination and payment of employees of the

Studios. PCA agrees to employ capable employees who will maintain and efficiently operate the Studios during time schedules determined by PCA and approved by Kmart, which approval shall not be unreasonably withheld. PCA shall require that its employees conform to the Rules and Regulations of Kmart stores, a copy of which is attached hereto. PCA further agrees that it shall be solely responsible for the payment of all wages, salaries or other remuneration of its employees and for the payment of any payroll taxes, contributions for unemployment, workers compensation and other insurance, social security, pensions or annuities which are imposed as a result of PCA's employment of its employees. Further, PCA shall be responsible to Kmart for any and all acts and omissions of PCA's employees and agents, including but not limited to acts of theft and dishonesty. PCA will cooperate with Kmart in investigating any alleged employee dishonesty by PCA employees. PCA shall be responsible for and represents that it shall comply with all local, state and federal laws, rules and regulations applicable to this Agreement, the performance hereof, the Studios or the operation thereof. The agreements and obligations set forth herein are made solely for the benefit of PCA and Kmart, and their successors and assigns; no third party shall have any right or claim with respect hereto; and nothing herein is intended to make any person a third-party beneficiary of this agreement.

         (e) PCA shall be responsible for and shall bear the cost of all other aspects of administering, operating and promoting the Studios unless otherwise expressly provided for herein. PCA further agrees to purchase, in its own name, all inventory necessary to operate full service portrait studios. Subject to prior review and written approval by Kmart as provided herein, PCA shall arrange for the preparation and placement of all merchandising, point of sale, advertising and direct mail programs related to the Studios and PCA's services in connection therewith.

         (f)      As a license fee, PCA shall pay and Kmart shall receive:
(i) from and after the date hereof and for the Term of this Agreement, as the Term applies to each Studio, XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (XXXX%) of the "XXXXXXXXXXXXXX," as hereinafter defined, for all operations in, and sales of products or services from, XXXXXXXXXXX. Upon request, Kmart may review the books and records of PCA during normal business hours at any time.

         For purposes of this Agreement, the term "gross receipts" shall include the entire pretax amount of the actual sales price for services and merchandise and other receipts whatsoever of any and all business conducted by PCA in the Studios; each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale is made irrespective of the time when or if PCA shall receive actual payment therefor.

         (g) PCA agrees to provide Kmart with copies of all financial or other material documents filed with the United States Securities and Exchange Commission by PCA promptly following such filing.

         (h) PCA agrees to pay any fees, taxes (excluding all state sales taxes) or licenses levied against or in connection with the Studios, their operation or receipts therefrom by any taxing authority, it being the intention of this Agreement that the percentage of gross receipts set forth in paragraph (f) shall not be reduced by said amount, provided, nothing contained in this Agreement is intended for PCA to be responsible for any taxes imposed upon Kmart's income.

         (i) PCA agrees at its sole and exclusive expense to defend, indemnify, reimburse and hold harmless Kmart, its subsidiaries, affiliates and its and their officers and employees, as well as any landlord of a Kmart store in which a Studio is located and its officers and directors, from and against all damages, expenses, liabilities and claims arising out of the furnishing, maintenance, existence, operation, repair or removal of the Studios, including but not limited to: (i) any claim of any PCA employee or agent whether for personal injury, death, payroll, wages, taxes required to be withheld from wages, unemployment and workers compensation, social security, etc. and whether arising on the Studio premises, the store premises or during ingress and egress of either; and (ii) any claim of bodily injury and/or property damage by any other party; provided, however, that PCA shall have no obligation pursuant to this paragraph with respect to any damages, expenses, liabilities or claims to the extent that same resulted from Kmart's construction of Studios. PCA further agrees to furnish Kmart with copies of insurance policies covering PCA's obligations and the activities and operations conducted hereunder and naming
Kmart as a named insured, in the following amounts: comprehensive public liability and property damage insurance of at least XXXXXXXXXX for injury to one person and XXXXXXXX for property damage resulting from one occurrence. PCA also will maintain employee fidelity coverage to satisfy its obligations under this Agreement in an amount and form determined by PCA and approved by Kmart, such approval not to be unreasonably withheld.

         (j) PCA also agrees at its sole and exclusive expense to defend, indemnify, reimburse and hold harmless Kmart and its subsidiaries, affiliates and its and their officers and employees as well as any landlord of a Kmart store in which a Studio is located and its officers and employees from and against any damages, expenses, liabilities, penalties and claims of any regulator arising out of the manufacture, purchase, use, sale or advertising of PCA photographic portraits or the existence or operation of any Studio or the violation of any federal, state or local law, rule or regulation.

         (k) With respect to any and all actual or potential claim(s) demand(s) or legal action(s) against or concerning Kmart or any of its subsidiaries or affiliates which PCA receives notice of, other than routine complaints from PCA customers which are received in the normal course of business and not filed with a governmental regulatory or voluntary agency, PCA shall notify Kmart in writing immediately upon receipt of any such notice. PCA shall be solely responsible for the content of advertisements and any other promotional material generated by PCA which makes reference to Kmart, even if reviewed by Kmart.

         (l) PCA agrees that it shall conduct its Studio sales and services on the store premises, solely under the name of Kmart, subject to PCA's right to post labels with respect to its ownership of furniture, fixtures or equipment as set forth in paragraph (c) above. PCA understands and acknowledges that Kmart Properties, Inc. ("KPI") is the owner of the marks and that Kmart Corporation is the licensee of the marks with the exclusive right to sublicense the marks, subject to approval by KPI. Kmart hereby represents to PCA that KPI has approved this Agreement. Except as provided herein, PCA has no rights in the marks or any confusingly similar marks. All uses of the marks by PCA shall be subject to review and written approval by KPI.

         PCA agrees at its sole and exclusive expense to defend, indemnify, reimburse and hold harmless Kmart, its subsidiaries and affiliates and its and their officers and employees from and against all damages, expenses, liabilities and claims of infringement of patents, copyrights, trademarks, unfair competition or other contractual and proprietary interests arising out of the existence or operation or in connection with the Studios. It is agreed that all copyrights to the photographic products created by PCA are and shall remain the property of PCA.

         (m) PCA acknowledges and understands that the Studios are located in Kmart stores and operate under the Kmart service mark and, accordingly, the general public will associate PCA's operation with those of Kmart. Therefore, PCA agrees to conduct first class photographic facilities with the professionalism, dignity and character which are consistent with Kmart's corporate philosophies, and PCA shall use its best efforts immediately to alter or correct such matters consistent with Kmart's direction. In addition, PCA agrees that its Studios' operations in Kmart stores shall be conducted in a manner which shall enhance, and not harm nor potentially harm, the reputation of Kmart. It is not intended by these provisions that Kmart shall have the ability to govern or interfere with the day to day operations of PCA, but it is intended that PCA shall adhere to Kmart's desires regarding policy matters affecting atmosphere, ambience, fair dealing and character of Studio operations which may impact in any way on the reputation of Kmart.

3.       Obligations of Kmart

         With respect to the Studios:

         (a) Kmart agrees to provide, at its sole and exclusive expense, cash register(s), light, heat, power and janitorial service, but shall in no event be liable for damages for any failure to supply such services.

         (b) All monies (including cash, checks, money orders and credit card receipts) taken in by either Kmart or PCA for services rendered by PCA shall be deposited in cash register(s) provided by Kmart and shall be removed therefrom by Kmart only and Kmart shall, on behalf of PCA, handle such funds in the following manner: (i) make and keep a record of the gross receipts as herein defined; (ii) segregate and pay all state sales tax; (iii) retain its license fee from the gross receipts, and; (iv) at weekly intervals, remit in the usual course of business the balance owed to PCA and for the seasonal period only, beginning the first Friday before Thanksgiving and ending on the first Friday after Christmas, remit to PCA by wire transfer on each Friday the balance owed to PCA for each Studio through the close of business on the immediately preceding Wednesday.

         (c) Upon request of PCA, Kmart shall periodically provide PCA with a list of all store locations where it believes Studios would be appropriate, although nothing contained in this Agreement requires PCA to operate a Studio in any Kmart store.

         (d) Kmart may establish, modify, amend or revise the uniform Rules and Regulations for operation of its stores. Kmart shall provide PCA with a written copy of such Rules and Regulations and PCA agrees that its employees shall comply with same.

4.       Term and Termination

         (a) This Agreement shall become effective on the date hereof, and remain in effect for the period commencing on the date hereof and expiring May 9, 2001 (the "Term"); provided, however, that in the event Appendix A stipulates a commencement date other than the date hereof for a Studio not in operation on the date hereof (a "New Studio"), the Term with respect to each such New Studio shall commence on the commencement date set forth in Appendix A for such New Studio, and shall expire five years thereafter. Immediately upon the effective date, this Agreement shall supersede and replace the July 1994 License Agreement between the parties. Either party may terminate this Agreement, with respect to any individual or all Studios, at any time during the Term of this Agreement, as the Term applies to each Studio, with or without cause by either party giving the other party one hundred eighty (180) days' prior written notice of intent to terminate. If Kmart shall terminate this Agreement as to any Studio, for any reason other than a termination for cause pursuant to Paragraph 4(b) hereof or as the result of a permanent store closing by Kmart, then Kmart shall reimburse PCA, within 30 days of receipt from PCA of a statement therefor, for PCA's full unamortized cost (determined in accordance with PCA's depreciation and amortization methods then in use with respect to PCA's audited financial statements) of all costs of construction and leasehold improvements with respect to all such Studios (other than transitional Studios) that have been reimbursed to Kmart pursuant to Paragraph 2(a) hereof or otherwise paid for by PCA. Kmart shall have the right at any time and from time to time to consult with PCA's independent auditors to confirm the amount of such unamortized costs of construction and leasehold improvements. In the event either party shall terminate this Agreement without cause as set forth herein, the other party shall not be entitled to recover any damages or amounts other than as set forth in this paragraph or otherwise specifically set forth in this Agreement.

         Upon termination or expiration of this Agreement as it applies to any Studio, PCA shall remove all fixtures, furnishings, equipment or other property belonging to PCA from the premises of the store in which that Studio is located, restoring said premises to the same condition as received, ordinary wear and tear excepted. Any PCA property remaining at such store premises thirty (30) days after termination or expiration shall become the property of Kmart.

         (b) During the term, subject to the provisions of paragraph 5 below and in addition to the right to terminate at any time as provided in subparagraph 4(a), this Agreement may be terminated for:

                    (i)    a material breach hereof by the other party;

                   (ii) in the event that a governmental unit having authority over the store premises in which a Studio is operated enacts an ordinance or otherwise prohibits or restricts the operation thereof;

                  (iii) a material failure of any covenant, representation or warranty of the other party set forth herein;

                   (iv) in the event that a bankruptcy, assignment of creditors or a similar proceeding is commenced by or against the other party; or

                    (v) in the event that either party, after due inquiry, concludes that the other party is financially unable to meet its obligations hereunder and such other party fails to provide reasonable assurances of such ability.

5.       Default

         If  either  party  shall  default  in  its   performance   hereof  (the
"Defaulting Party") as provided in subparagraph 4(b), the other party (the "Non-Defaulting Party") may give the Defaulting Party notice in writing to be sent by U.S. registered or certified mail, return receipt requested, of said breach or default, and the Defaulting Party shall have thirty (30) days after said notice is received within which to cure and rectify such breach or default. In the event the Defaulting Party does not cure and rectify such breach or default within thirty (30) days, then the Non-Defaulting Party shall have the right, without further notice and at its sole option, either to cure the default at the Defaulting Party's expense or to declare this Agreement terminated.

6.       No Assignment

         Recognizing that Kmart is entering into this Agreement on the basis of PCA's representations that it can perform all of its obligations under this Agreement utilizing its own employees and without utilizing subcontractors, PCA expressly agrees not to subcontract, assign or transfer its obligations under this Agreement without the prior written approval of Kmart; provided, however, that PCA may assign its rights and responsibilities hereunder, or grant a sublicense with respect to this License Agreement, to any subsidiary of PCA that is, directly or indirectly, wholly owned by PCA, provided that no such assignment or sublicense shall release PCA from its obligations to Kmart hereunder. PCA has advised Kmart that it intends to assign its rights and responsibilities under this Agreement to its subsidiary PCA National, Inc. Kmart and KPI each represent that they may grant this License to PCA without violation of law or contract. PCA represents that it may enter into this Agreement without violation of its bylaws, articles of incorporation, any contract or any law.

7.       No Partnership, Agency, or Joint Venture

         PCA is and at all times shall remain an independent contractor, and nothing contained in this Agreement shall be construed to create or constitute a joint venture, partnership, agency, franchise, lease or any other arrangement other than the license expressly granted herein. PCA may not pledge the credit, incur any obligation or liability, hire any employee, nor purchase any merchandise or services in the name of Kmart or any subsidiary or affiliate thereof, it being agreed that neither party to this Agreement shall act as the agent, servant, employee or employer of the other party.

8.       Damages

         Except as provided in such paragraphs 2(i), 2 (j) and 2(l), neither party shall be liable to the other party for incidental, consequential, punitive or exemplary damages arising in connection with this Agreement or the performance, omission of performance or termination hereof, even if the other party has been advised of the possibility of such damages and without regard to the nature of the claim or the underlying theory or cause of action whether in contract, tort or otherwise.

9.       Confidentiality

         (a) In connection with this Agreement, each of Kmart and PCA may from time to time provide to the other certain information with respect to portrait studio traffic, store traffic, studio sales, store replacement, store openings and closings, or renovation of stores and related business information, which information is proprietary and highly confidential to Kmart and to PCA respectively (the "Information"). Each party will use the Information provided by the other solely for the purposes of planning and conducting the Studios and Kmart's licensing thereof pursuant to this Agreement. Each party agrees that it shall not use the Information in any way for the purpose of, or in connection with, buying, selling, or trading in any securities of the other party.

         (b) At all times, neither Kmart nor PCA, nor their agents, shall disclose or communicate the Information to any third party, and each party shall use its best efforts to prevent inadvertent disclosure or communication of the Information.

         (c) Neither Kmart nor PCA shall use the Information nor circulate it within its own organization except on a "need-to-know" basis and to the extent necessary for the planning and conduct of the portrait business and the licensing thereof.

         (d) The confidentiality obligations stated above shall not apply to any information that was available to the public prior to disclosure of the Information by the disclosing party to the receiving party or that becomes available to the receiving party or to the public other than as a result of disclosure by the disclosing party pursuant to this Agreement or as a result of a violation of this Agreement.

         (e) This Agreement states the entire understanding between Kmart and PCA and may not be modified, waived, or terminated in whole or in part except as set forth in a written document signed by both parties.

10.      Notice

         All notices under this Agreement shall be in writing and shall be personally delivered or mailed to the other party by certified mail, return receipt requested, to the address listed above.

11.      Authority to Sign

         Each person signing this Agreement warrants, and represents that s/he has full power and authority to execute this Agreement for and on behalf of the party s/he represents.

12.      Integration

         This Agreement shall be the final, complete and exclusive agreement between the parties with respect to the subject matter hereof. This Agreement shall supersede all prior understandings, agreements, contracts or arrangements between the parties, whether oral or written. No agreement or other understanding purporting to add to or to modify or to waive the terms and conditions hereof shall be binding unless agreed to by authorized representatives of the parties in writing. Any terms or conditions in any forms of the parties used in the performance of this Agreement which are in conflict with the terms and conditions hereof shall be void.

13.      Consent to Jurisdiction

         This Agreement shall be deemed to have been executed and delivered in Troy, Michigan, and shall be construed, interpreted and enforced under and in accordance with the internal laws of the state of Michigan. PCA agrees to exercise any right or remedy in connection with this Agreement exclusively in, and hereby submits to the jurisdiction of, the state of Michigan Courts of Oakland County, or the United States District Court in Detroit, Michigan.

14.      Headings

         The headings in this Agreement are provided solely for the convenience of the parties and shall not be considered relevant in any construction of this Agreement or be interpreted to define expand or limit the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the last day and year below written.



PCA INTERNATIONAL, INC.                      KMART CORPORATION


By: ________________________                 By:  __________________________

Its: _______________________                 Its: __________________________

Date Signed: _______________                 Date Signed: __________________

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